CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.17

EXECUTION

AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of November 10, 2016 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and AmeriHome Mortgage Company, LLC (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Agreement to Enter into Transactions.  Section 2.1 of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.1  Agreement to Enter into Transactions.  Subject to the terms and conditions of this Agreement and provided that no Event of Default, Potential Default or Event of Early Termination has occurred and is continuing, Buyer shall, from time to time during the term of this Agreement, enter into Transactions with Seller; provided, however, that (a) the Aggregate Outstanding Purchase Price as of any date shall not exceed the Aggregate Transaction Limit and (b) the Aggregate Outstanding Purchase Price for any Type of Transaction shall not exceed the applicable Type Sublimit.  Buyer shall have the obligation to enter into Transactions with an Aggregate Outstanding Purchase Price equal to or less than the Committed Amount, and Buyer shall have no obligation to enter into Transactions with respect to the Uncommitted Amount.  All purchases of Purchased Assets shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up the Uncommitted Amount.  Seller may request Transactions in excess of the Aggregate Transaction Limit and Buyer may, from time to time, in its sole and absolute discretion, consent to a Temporary Increase of the Aggregate Transaction Limit in accordance with Section 2.10.

SECTION 2.                            Over/Under Account.  Section 3.5 of the Existing Master Repurchase Agreement is hereby amended by:

2.1 deleting section 3.5(a) in its entirety and replacing it with the following:

(a)  Minimum Balance.  Seller shall at all times maintain a balance in the Over/Under Account of not less than the Minimum Over/Under Account Balance, as set forth in the Transactions Terms Letter.  The Over/Under Account shall be used to assist in settling the Transactions and any other obligations under this Agreement.  Buyer shall not be required to segregate and hold funds deposited by or on behalf of Seller in the Over/Under Account separate and apart from Buyer’s own funds or funds deposited by or held for others.  Upon the occurrence of a Potential Default, an Event of Default or an Event of Early Termination, if Buyer has elected to continue to enter into Transactions pursuant to this Agreement, Buyer shall have the right to increase the Minimum Over/Under Account Balance Seller is required to maintain in the Over/Under Account by giving notice to Seller thereof.  If Seller fails to deposit funds in the Over/Under Account to comply with any such required increase within the time frame required by Buyer, Buyer shall have the right to retain in the Over/Under Account any amounts received by Buyer on behalf of Seller or otherwise credited to the Over/Under Account to comply with any such required increases, including, without limitation, any purchase proceeds received by Buyer from any Approved Investor pursuant to Section 4.7.  Buyer shall not be liable to Seller for any costs, losses or damages arising from or relating to the increase of the Minimum Over/Under Account Balance that Seller is required to maintain in the Over/Under Account or retention of excess funds by Buyer to comply with any such increase.

2.2 deleting section 3.5(b)(ii) in its entirety and replacing it with the following:

(ii)  Buyer.  Buyer shall credit to the Over/Under Account all amounts in excess of those amounts due to Buyer in accordance with the Principal Agreements on the date Buyer receives or has received both (1) a payment by Seller or an Approved Investor pursuant to a Purchase Commitment and (2) a Purchase Advice relating to such payment without discrepancy; provided, however, that with respect to funds and Purchase Advices received by Buyer after 4:30 p.m. (New York City time), Buyer shall use best efforts to credit same day and if not possible, shall be deemed to have been received on the next Business Day.  Buyer shall use reasonable efforts to notify Seller if there is a discrepancy between a wire transfer and the related Purchase Advice, and thereafter, Seller shall notify Buyer as to whether Buyer should accept such settlement payment despite the discrepancy between the amount received and the related Purchase Advice; provided, however, that if an Event of Default, Potential Default or Event of Early Termination has occurred and is continuing, Buyer is not obligated to receive approval from Seller prior to accepting any amounts received and releasing the related Purchased Assets.

2.3 deleting section 3.5(c)(ii)(5) in its entirety and replacing it with the following:

(ii)(5) after the occurrence and during the continuance of a Potential Default, an Event of Default or an Event of Early Termination, as security for the performance of Seller’s obligations hereunder;

SECTION 3.                            Servicing Obligations of Seller.  Section 6.2(e)(ii) of the Existing Master Repurchase Agreement is hereby amended by deleting the reference to Section 6.2(f) and replacing it with Section 6.2(g).

SECTION 4.                            Repurchase and Release of Purchased Assets.  Section 6.5 of the Existing Master Repurchase Agreement is hereby amended by deleting the introductory sentence in its entirety and replacing it with the following:

6.5  Repurchase and Release of Purchased Assets.  Provided that no Event of Default, Event of Early Termination or Potential Default has occurred and is continuing, Seller may repurchase a Purchased Asset by either:

SECTION 5.                            Periodic Due Diligence.  Section 6.7 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

6.7  Periodic Due Diligence.  Seller acknowledges that Buyer has the right at any time during the term of this Agreement to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Principal Agreement, or otherwise, and Seller agrees that upon reasonable (but no less than five (5) Business Days) prior notice to Seller (provided that upon the occurrence of a Potential Default, an Event of Default or an Event of Early Termination, no such prior notice shall be required), Buyer or its authorized representatives will be permitted during Seller’s normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Loan Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller, Custodian or Servicer.  Further, Seller will make available to Buyer a knowledgeable financial or accounting officer and will instruct such officer to answer candidly and fully, at no cost to Buyer, any and all questions that any authorized representative of Buyer may address to them in reference to the Mortgage Loan Files and Purchased Assets.  Without limiting the generality of the foregoing, Seller acknowledges that Buyer shall purchase Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Data Records and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to re-underwrite any of the Purchased Assets itself or engage a third party underwriter to perform such re-underwriting.  Seller agrees to cooperate with Buyer and any third party underwriter in connection with such re-underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller.  Seller and Buyer further agree that all reasonable out-

of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.7 shall be paid by Seller, provided that no Potential Default, Event of Default or Event of Early Termination has occurred or is continuing Seller’s obligation to pay such costs and expenses shall be capped at $20,000.

SECTION 6.                            All Transactions.  Section 7.2 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (l) in its entirety and replacing it with the following:

(l)  no Potential Default, Event of Early Termination, Event of Default or a Material Adverse Effect shall have occurred and be continuing or will occur as a result of entering into such Transaction;

SECTION 7.                            Notice.  Section 9.3 of the Existing Master Repurchase Agreement is hereby amended by (i) deleting the “and” at the end of clause (q); (ii) deleting the “.” at the end of clause (r) and replacing it with “; and”; and (iii) adding the following:

(s) any settlement with, or issuance of a consent order by, any Governmental Authority, in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $5,000,000 in the aggregate.

SECTION 8.                            Subordinated Debt.  Section 10.3 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.3  Subordinated Debt.  (i) Upon the occurrence of a Potential Default or an Event of Default, Seller shall not incur additional Subordinated Debt and shall not make payments on Subordinated Debt without the prior written consent of Buyer.

(ii)  Upon the occurrence of an Event of Early Termination, Seller shall not make any payments on Subordinated debt without the prior written consent of Buyer which consent shall not be unreasonably withheld.

SECTION 9.                            Loans to Officers, Employees and Shareholders.  Section 10.5 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.5  Loans to Officers, Employees and Shareholders.  Seller shall not, either directly or indirectly, without the prior written consent of Buyer, make any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Seller in an aggregate amount exceeding [***] of Seller’s Tangible Net Worth; provided, however, that Seller shall be entitled to make a personal loan or advance to a majority shareholder, member, partner or owner of Seller without the prior written consent of Buyer provided that (i) a Potential Default, an Event of Default or an Event of Early Termination is not existing and will not occur as a result thereof and (ii) such loan or advance is clearly reflected on Seller’s financial reports provided to Buyer.

SECTION 10.                     Transactions with Affiliates.  Section 10.7 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.7  Transactions with Affiliates.  Seller shall not, directly or indirectly, enter into any transaction with its Affiliates, if any, without the prior written consent of Buyer, including, without limitation, (a) making any loan, advance, extension of credit or capital contribution to an Affiliate, (b) transferring, selling, pledging, assigning or otherwise disposing of any of its assets to or on behalf of an Affiliate, (c) purchasing or acquiring assets from an Affiliate, or (d) paying management fees to or on behalf of an Affiliate; provided, however, that Seller may, without the prior written consent of Buyer, and provided that a Potential Default, an Event of Default or an Event of Early Termination is not existing and will not occur as a result thereof, engage in a transaction(s) with any or all of its Affiliates if (i) such transaction is in the ordinary course of Seller’s mortgage banking business, and (ii) such transaction is upon fair and reasonable terms no less favorable to Seller had Seller entered into a comparable arm length’s transaction with a Person which is not an Affiliate.

SECTION 11.                     Consolidation, Merger, Sale of Assets and Change of Control.  Section 10.8 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.8  Consolidation, Merger, Sale of Assets and Change of Control.  Seller shall not, directly or indirectly, (a) wind up, liquidate or dissolve its affairs; (b) enter into any transaction of merger or consolidation with any Person; (c) convey, sell, lease or otherwise dispose of, or agree to do any of the foregoing at any future time, all or substantially all of its property or assets; (d) form or enter into any partnership, joint venture, syndicate or other combination which could have a Material Adverse Effect; or (e) allow a Change of Control to occur with respect to Seller, without prior written consent of Buyer; provided, however, that Seller may, without the prior written consent of Buyer, and provided that a Potential Default, an Event of Default or an Event of Early Termination is not existing and will not occur as a result thereof:  (i) merge or consolidate with any Person if Seller is the surviving and controlling entity and (ii) in the ordinary course of Seller’s mortgage banking business, sell equipment that is uneconomic or obsolete, sell mortgage servicing rights and acquire Mortgage Loans for resale and sell Mortgage Loans.

SECTION 12.                     Payment of Dividends and Retirement of Stock.  Section 10.9 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.9  Payment of Dividends and Retirement of Stock.  If a Potential Default, an Event of Default or an Event of Early Termination has occurred and is continuing or will occur as a result of such payments, Seller shall not pay any dividends or distributions with respect to any capital stock or other equity interests in Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

SECTION 13.                     Events of Default.  Section 11.1(m) of the Existing Master Repurchase Agreement is hereby amended by replacing the word “Buyer” in subclause (ii) with the word “Seller.”

SECTION 14.                     Treatment of Custodial Account.  Section 11.3 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

11.3  Treatment of Custodial Account.  During the existence of a Potential Default, an Event of Default or an Event of Early Termination, notwithstanding any other provision of this Agreement, Seller shall have no right to withdraw or release any funds in any custodial account relating to the Purchased Assets to itself or for its benefit, nor shall it have any right to set-off any amount owed to it by Buyer against funds held by it for Buyer in any custodial account relating to the Purchased Assets.  During the existence of an Event of Default, Seller shall, or Servicer shall pursuant to the Servicer Notice, promptly remit to or at the direction of Buyer all funds related to the Purchased Assets in the applicable custodial account relating to the Purchased Assets.

SECTION 15.                     Event of Early Termination.  Article 11 of the Existing Master Repurchase Agreement is hereby amended by adding the following new section at the end thereof:

11.11  Event of Early Termination.  (a) An Event of Early Termination shall have occurred if Seller has entered into any settlement with, or consented to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $5,000,000 in the aggregate; provided, that an Event of Early Termination shall be deemed not to occur if Buyer, in its sole discretion, within seven (7) Business Days following receipt of notice from Seller pursuant to Section 9.3(s), of Seller’s entry into any such settlement or consent order, provides written approval to Seller (which may be via electronic mail), that such settlement or consent order by Seller is acceptable to Buyer.

(b)  Upon the occurrence of an Event of Early Termination, the obligation of Buyer to enter into Transactions shall thereupon terminate.  The outstanding Repurchase Price shall continue to be paid in accordance with the terms hereof, including, without limitation, Section 4.1 hereof.  Any excess proceeds in the Over/Under Account may not be withdrawn until full repayment by Seller of the outstanding Repurchase Price.  In no event shall this Section 11.11(b) limit Buyer’s rights under Section 2.2 hereof.

SECTION 16.                     Term.  Section 13.1 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

13.1  Term.  Provided that no Event of Default, Potential Default or Event of Early Termination has occurred and is continuing, and except as otherwise provided for herein, this Agreement shall commence on the Effective Date and continue until the Expiration Date.  Following expiration or termination of this Agreement, all amounts due Buyer under the Principal Agreements shall be immediately due and payable without notice to Seller and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Seller in default, all of which are hereby expressly waived by Seller.

SECTION 17.                     Defined Terms.  Exhibit A of the Existing Master Repurchase Agreement is hereby amended by:

18.1 deleting the definitions of “Agency Documents”, “Applicable Pricing Rate”, “Government Mortgage Loan” and “Jumbo Mortgage Loan” in their entirety and replacing them with the following:

Agency Documents:  The documents set forth on Exhibit M as may be required, supplemented or modified from time to time by the applicable Agency.

Applicable Pricing Rate:  With respect to any date of determination, the greater of (i) One-Month LIBOR, and (ii) the LIBOR Floor.  It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.  Notwithstanding the foregoing, under no circumstances shall the Applicable Pricing Rate be less than zero.

Government Mortgage Loan:  Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is:

(a)                                 subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance with the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations, including the general loan limits and the high-cost area loan limits;

(b)                                 subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict Compliance with VA Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the VA Regulations, including the general loan limits and the high-cost area loan limits;

(c)                                  eligible to be guaranteed by the RD under a RD Loan Guaranty Agreement, and is so guaranteed pursuant to the provisions of the RD Regulations, and was originated in Strict

Compliance with RD Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the RD Regulations, including the general loan limits and the high-cost area loan limits.

Jumbo Mortgage Loan:  Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or Cooperative Loan (i) for which the original loan amount is greater than the conforming limit in the jurisdiction where the related Mortgaged Property is located or (ii) meets the transaction requirements set forth on Schedule 1 to the Transactions Terms Letter.

18.2 adding the following definition in its proper alphabetical order:

Event of Early Termination:  Any of the conditions or events set forth in Section 11.11 of the Agreement.

SECTION 18.                     Representations and Warranties.  Exhibit L of the Existing Master Repurchase Agreement is hereby amended by deleting paragraph (q) in its entirety and replacing it with the following:

(q)  Occupancy and Use of the Mortgaged Property.  As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law, and to Seller’s Knowledge, the Mortgaged Property is lawfully occupied under applicable law as of the Purchase Date.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to comply with any such law, ordinance, regulation, standard, license or certificate.  Solely with respect to Jumbo Mortgage Loans and to the best of Seller’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.

SECTION 19.                     Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 20.                     Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 21.                     Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 22.                     Counterparts.  This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 23.                     Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 24.                     GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title:

Signature Page to Amendment No. 1 to Master Repurchase Agreement